UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2013

Imogo Mobile Techonologies Corp.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-51976

(Commission File No.)

N/A

(IRS Employer Identification No.)

100 - 40 Lake Bellevue Dr., WA, USA 98005

(Address of principal executive offices, including zip code)

206-458-7018

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

(a) Previous independent registered public accounting firm

(i) On July 31, 2013, we dismissed Stan J.H. Lee, CPA, our independent registered public accounting firm due to the PCAOB revoking the registration of Stan J.H. Lee, CPA.

(ii) The reports of Stan J.H. Lee, CPA, on the Company's financial statements as of and for the years ended November 30, 2012 and 2011 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. Stan J.H. Lee, CPA’s audit report of the Company’s financial statements for the years ended November 30, 2012 and 2011 included language expressing substantial doubt as to the Company’s ability to continue as a going concern.

(iii) Inasmuch as we do not have an Audit Committee, our Board of Directors participated in and approved the decision to change independent registered public accounting firms.

(iv) During the years ended November 30, 2012 and 2011 and through July 31, 2013, the date of dismissal, there have been no disagreements with our former accountant Stan J.H. Lee, CPA, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Stan J.H. Lee, CPA, would have caused it to make reference thereto in connection with its report on the financial statements for such years.

(v) During the years ended November 30, 2012 and 2011 and through July 31, 2013, the date of dismissal, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has requested that Stan J.H. Lee, CPA furnish it with a letter addressed to the Securities and Exchange Commission indicating whether it agrees with the above statements and if not, stating the respects in which it does not agree. A copy of Stan J.H. Lee, CPA’s letter dated July 31, 2013 is attached as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm

On October 5, 2013 (the “Engagement Date”), the Company engaged Kenne Ruan, CPA, P.C., as its independent registered public accounting firm for the Company’s Quarter Filing for August 31, 2013 and will remain as its independent auditor for future filings. The engagement of Kenne Ruan, CPA, P.C. as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors, which performs the function of the audit committee.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with Kenne Ruan, CPA, P.C. regarding either:

1. the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Kenne Ruan, CPA, P.C. & concluded was an important factor to be considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2. any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imogo Mobile Technologies Corp.

By: /s/ Stewart Irvine

Stewart Irvine

Chief Executive Officer

Date: March 10, 2014